Exhibit 99.3

February 22, 2006

NOTICE

RE: Nominees for Election at Annual Meetings of

CBOT Holdings, Inc. and the Chicago Board of Trade

The Boards of Directors of CBOT Holdings, Inc. and of the Board of Trade of the City of Chicago, Inc. (CBOT®), as applicable, have nominated the following individuals for election at the Annual Meetings of CBOT Holdings, Inc. and of the CBOT, to be held on Tuesday, May 2, 2006:

For “Parent” Director

Bernard W. Dan

Robert F. Corvino

Jackie Clegg

Larry G. Gerdes

Joseph Niciforo

Michael D. Walter

For “Subsidiary” Director

John L. Pietrzak, B-1 (Full) Member

Christopher Stewart, B-1 (Full) Member

Ardel V. McKenna, B-2 (Associate) Member

For CBOT (subsidiary) Nominating Committee B-1 (Full) Members

Myles J. Kerrigan

Veda Kaufman Levin

Other individuals may be nominated for election pursuant to Article I of the CBOT Holdings, Inc. Bylaws and Article II of the CBOT Bylaws, as applicable.

Paul J. Draths
Vice President and Secretary